Exhibit 10.9

SEVENTH AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS

—TO THE CORPORATE SERVICES MASTER AGREEMENT—

Agreement made in the Autonomous City of Buenos Aires on the 18th day of February of 2015 by and between:

(i) CRESUD S.A.C.I.F. y A., domiciled at Moreno 877, Piso 23 in the Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact (hereinafter “CRESUD”) as party of the one part;

(ii) IRSA Propiedades Comerciales S.A., continuing company due to the change of name of Alto Palermo S.A. (APSA), domiciled at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact (hereinafter “IRSAPC”), as party of the second part, and

(iii) IRSA Inversiones y Representaciones Sociedad Anónima, domiciled at Bolívar 108, Piso 1º in the Autonomous City of Buenos Aires and having established domicile for purposes hereof at Moreno 877, Piso 22 in the Autonomous City of Buenos Aires, represented hereat by the undersigned attorneys-in-fact, as party of the third part (hereinafter “IRSA” and collectively with CRESUD and IRSAPC designated as “THE PARTIES”).

WHEREAS:

(i) On June 30, 2004 THE PARTIES executed a Master Agreement for the Exchange of Corporate Services (hereinafter “the Master Agreement”);

(ii) On August 23, 2007 THE PARTIES executed the first Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “First Agreement”), whereby certain amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases, and new Individually Responsible Persons were appointed;

(iii) On August 14, 2008 and November 27, 2009, THE PARTIES executed the Second Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Second Agreement”) and the Third Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Third Agreement”), respectively, whereby new amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases;

(iv) On March 12, 2010, THE PARTIES executed an Addendum to the Master Agreement for the Exchange of Corporate Services (hereinafter the “Addendum”) whereby THE PARTIES agree to unify in CRESUD the services of the Areas of Exchange of Corporate Services, to the effect of which the employment agreements of most of the employees of such areas were transferred and the procedure to allocate the costs of potential labor expenses arising from retirement of employees was established;

(v) On July 11, 2011, THE PARTIES executed the Fourth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Fourth Agreement”), and on October 15, 2012, THE PARTIES executed the Fifth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Fifth Agreement”) and on November 12, 2013, THE PARTIES executed the Sixth Agreement for the Implementation of Amendments to the Corporate Services Master Agreement (hereinafter the “Sixth Agreement” and together with the First Agreement, the Second Agreement, the Third Agreement, the Fourth Agreement and the Fifth Agreement, the “Agreements”), whereby new amendments were introduced to the Areas of Exchange of Corporate Services and the Cost Distribution Bases;

(vi) Pursuant to the structuring process of a new organizational model of division of areas by business, an agreement was reached to transfer to IRSA and/or IRSAPC the employment agreements of those employees who render services related to the Technical, Infrastructure and Services, Purchases, Architecture and Design and Development and Works Area, Real Estate Business Management, Real Estate Business Human Resources, Safety and Real Estate Areas, all of them related to the real estate business. On February 24, 2014 THE PARTIES executed a Second Addendum to the Master Agreement for the Exchange of Corporate Services (hereinafter the “Second Addendum”) whereby the mechanisms to be used for the allocation of the costs of potential labor expenses that such process would involve were established.

(vii) THE PARTIES have implemented the Master Agreement based on an Implementation Manual updated by Deloitte & Co. S.R.L., (hereinafter “Deloitte”) on February 11, 2008;

(viii) In accordance with the recommendations made by Deloitte on its semi-annual reports, new operational changes have been implemented in the Areas of Exchange of Corporate Services and the Cost Distribution Bases starting in July 2013, which THE PARTIES wish to acknowledge in writing;

(ix) THE PARTIES have disclosed the content of the SEVENTH AGREEMENT FOR THE IMPLEMENTATION OF AMENDMENTS TO THE CORPORATE SERVICES MASTER AGREEMENT (hereinafter the “Seventh Agreement”) to their respective Audit Committees; and

(x) The Board of Directors of IRSAPC, CRESUD and IRSA approved the Seventh Agreement at the meeting held on February 13, 2015;

NOW IN CONSIDERATION OF THE FOREGOING, THE PARTIES hereby agree to execute this Seventh Agreement subject to the following terms and conditions:

ONE: THE PARTIES ratify that the Areas (as defined in the Master Agreement) and the calculation method applicable to the Exchange of Operational Services (also as defined in the Master Agreement) have been changed as from the dates listed below, amending therefore Exhibits I and II, as amended by the Agreements, to the Master Agreement as per the following detail:

(i) Starting in July 2013, in relation to the Shared Services Center Department corresponding to the Administration and Control Area, a decision was made (a) to exclude the Administrative Operations Sector; (b) to exclude the Systems and Technology Sector; (c) to excludes the Shared Services Center Budget and Management Control Sector; (d) to exclude the Special Projects and Control Sector; (e) to include the Expenses Administration Sector; (f) to include the Revenues Administration Sector; (g) to include the Customer Administration Sector; (h) to include the Collection Administration Sector, (i) to include the Treasury Administration Sector, (j) to include the Own Account Administration Sector; (k) to include the Maintenance Systems Sector; (l) to include the Project Systems Sector; (m) to include the Master Data Sector; (n) to include the Technology Sector; (o) to include the IT Services Sector; and (p) to include the IT Security Sector.

In January 2014, a decision was made (a) to change the distribution method of the Shared Services Center Department (formerly based on weighting the sectors reporting to the department); (b) to change the distribution method of the Project Systems Sector (formerly based on weighting salaries and tasks allocated); (c) to change the distribution method of the Systems and Maintenance Sector (formerly based on weighting salaries and tasks allocated); and (d) to exclude the SOX Regulation Sector from the Shared Services Center Department including it as a Department reporting to the Administration and Control Area.

As a result of the decision adopted in this clause, it was further decided to modify Exhibit II such that as from January 2014 it shall be made up as detailed in the new Exhibit II, except for the distribution method mentioned in (a), (b) and (c) above which during the period from July 2013 to December 2013 will be that detailed in the second paragraph of this clause and starting in January 2014, it shall be that included in the new Exhibit II.

(ii) Starting in July 2013, a decision was made to exclude the Farming Investment Management Department from the Areas of Exchange detailed in Exhibit I. Therefore, Exhibit I and Exhibit II were amended accordingly so that as from such date, it shall be made up as detailed in the new Exhibit I and Exhibit II.

(iii) Starting in July 2013, a decision was made to change the distribution method of the Environment and Quality Department (the distribution of the corporate costs of the Environment and Quality area will be made by the hours applied to each global topic per person or company during the period) and as from January 2014, a decision was made to exclude the Environment and Quality Department from the Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works Area, and to include it among the Areas of Exchange and to change its distribution method. Therefore, Exhibit I and Exhibit II were amended accordingly so that as from January 2014, it shall be made up as detailed in the new Exhibit I and Exhibit II, except for the distribution method mentioned above which during the period from July 2013 to December 2013, it will be that detailed in this clause and as from January 2014, it will be that included in the new Exhibit II.

(iv) Starting in January 2014, a decision was made to exclude the Purchases and Hirings Department from the Technical, Infrastructure and Services, Purchases, Architecture and Design, and Development and Works Area and to include it among the Areas of Exchange. Therefore, Exhibit I and Exhibit II were amended accordingly so that as from such date it will be made up as detailed in the new Exhibit I and Exhibit II.

In consideration of the foregoing, the PARTIES hereby put on record that, subject to the clarifications detailed in the preceding clauses and for purposes of updating Exhibits I and II, they shall read as hereto attached for the periods and as from the dates indicated.

TWO: THE PARTIES agree that the costs related to the employees acting in the new Areas included pursuant to this Seventh Agreement, shall be governed in accordance with the terms and conditions set forth in the Master Agreement, the Addendum and the Second Addendum.

THREE: THE PARTIES represent that all the sections of the Master Agreement, the Agreements, the Addendum and the Second Addendum that have not been amended pursuant to this Seventh Agreement continue to be fully in force.

In witness whereof, this Agreement is executed in three (3) copies of the same tenor and to a single effect in the place and on the date first written.

CRESUD S.A.C.I.F.y A.

[illegible signature] / [illegible signature]

Attorneys-in-fact

IRSA Inversiones y Representaciones Sociedad Anónima

[illegible signature] /[illegible signature]

Attorneys-in-fact

[Seal:] Agricultural Engineer Alejandro G. Casaretto, Attorney-in-fact.

IRSA Propiedades Comerciales S.A.

Continuing company due to the change of name of Alto Palermo S.A. (APSA)

[illegible signature] /[illegible signature]

Attorneys-in-fact

[Seal:] Mariano Mitelman, Attorney-in-fact.

Exhibit I

Description of Corporate Services Exchange Areas

Human Resources

The Human Resources sector renders to the Parties the service consisting in Human Resources Administration; Human Resources Management, and Organizational Culture Management. Within the main activities of the sector we may mention labor relationships, selection of managerial positions, leadership training and interpersonal skills, remunerations and benefits, internal communication, etc.

Finance

The Finance sector renders to THE PARTIES the service consisting in Investor Relations, Capital Markets, Financial Risk, Planning, Management of Financial Transactions, Financial Analysis.

Institutional Relations

The Institutional Relations sector renders to THE PARTIES the service consisting in the development and control of advertising, broadcasting and marketing actions, relations with the media, preparation of articles, brochures and related activities.

Administration and Control

The Administration and Control sector controls all the accounting transactions of THE PARTIES. It is responsible for the companies’ management control and budget of structure expenses, and its main activities consist in the preparation of the financial statements, tax management, and supervision of the Shared Services Center.

Insurance

The Insurance sector is in charge of managing THE PARTIES’ assets’ coverage by negotiating, acquiring and monitoring insurance policies, dealing with claims in terms of coverage, collection, etc.

Safety

The Safety sector renders to THE PARTIES the surveillance service.

Contracts

The Contracts sector renders to THE PARTIES the service consisting in aid to the preparation, analysis and response to legal briefs, agreements, official letters, etc.

Technical, Infrastructure and Services, Architecture and Design, and Development and Works

The Technical, Infrastructure and Services, Architecture and Design, and Development and Works sector renders to THE PARTIES the services consisting in operational coordination of the following sectors: Architecture and Design; Works Development;and Technical, Infrastructure and Services.

Purchases and Hirings

The Purchases and Hirings sector bears the responsibility of obtaining the most appropriate goods and/or services for the purpose for which they will be used. Quality, costs and terms of delivery are essential when taking the decision to hire. In addition, this sector deals with the necessary means to obtain appropriate funding of the purchases from suppliers.

Environment and Quality

The Environment and Quality sector renders to the PARTIES the services consisting in management of national and municipal permits and licenses before the controlling entities. In addition, it assesses the environmental impact of projects and activities in order to define preventive and corrective actions for minimizing such impacts, following the working methodology set forth in an Environmental Management System.

Real Estate

The Real Estate sector renders to THE PARTIES the services consisting in sales and acquisitions of real estate, except for real estate assigned to the agricultural business.

It monitors the properties considered to be “land reserves” and takes part in the businesses arising from governmental grants (exploitation concessions and private initiatives).

Hotels

The Hotels sector renders to THE PARTIES the services consisting in the integration of the different areas of hotels along with their business relations. It carries out activities to optimize and control hotels’ management and organization.

Board of Directors to be Distributed

The Board of Directors to be Distributed sector includes the employees performing activities of support and assistance to the Parties’ Board of Directors.

Real Estate Business Board of Directors to be Distributed

The Real Estate Business Board of Directors to be Distributed sector includes the employees performing activities of support and assistance to the Board of Directors of IRSA and IRSAPC.

General Management Department to be Distributed

The General Management Department to be Distributed sector includes employees performing activities of support and assistance to the Parties’ General Management Departments.

Board of Directors’ Safety

The Board of Directors’ Safety sector renders to the Parties the service consisting in comprehensive safety for the main officers acting in their Board of Directors.

Audit Committee

The Audit Committee sector includes the employees performing tasks of support and assistance to THE PARTIES’ Audit Committee.

Real Estate Business Management

The Real Estate Business Management sector renders the following services to IRSA and IRSAPC: budget and control management, analysis of new businesses, analysis of the business clients’ credit risk, IT support to shopping centers, marketing and leadership agreements for the business legal aspects.

Real Estate Business HHRR

The Real Estate Business HHRR sector renders to IRSA and IRSAPC the service consisting in Human Resource Administration; Human Resource Management; Workplace Safety, Hygiene and Environment; Organizational Culture Management and Project Management. The main sector activities include, among others: personnel management, recruitment and training, compensation and benefits, internal communication, third party control, etc.

Fraud Prevention

The Fraud Prevention sector renders to THE PARTIES corporate Fraud Prevention services.

Internal Audit

The Internal Audit sector renders to THE PARTIES internal audit services.

Exhibit II

Cost Distribution Bases

Corporate Departments	Department	Division / Subdivision	Distribution Method
Human Resources	Human Resources		By headcount (non-corporate personnel) and weighting the percentages of other areas (corporate personnel).

Project Management

Project Quality

Safety and Hygiene

Finance	Capital Markets

Weighting is as follows:
Capital Markets 20%
Relations with Investors 20%
Financial Risk 10%
Financial Administration 20%
Planning 20%
Financial Analysis 10%
Investors Relations: Number of business highlights during the semester, number of result announcements, number of meetings with investors (current or potential) to discuss the companies’ business and strategy, number of active coverages, number of result conferences, the complexity of the website of each company, number of relevant facts published in the Argentine Securities and Exchange Commission and the US Securities and Exchange Commission, and number of Roadshows (Deal o Non-Deal). All items involved are weighted in equal parts.
Capital Markets: Amount of financial transactions conducted in the period weighted at 70% and the remaining 30% corresponds to updates of offering memoranda and “horizontal” works (20F, annual reports, Press Release, etc.)
Financial Risk: Time invested in the duties performed.
Financial Administration: Total assets weighted at 40% and total liabilities weighted at 60%. The resulting percentage shall be weighted at 80% over the total. The remaining 20% will correspond to the percentage that each company consummates over the total inquiries for special transactions.
- Planning: Proportional among the three companies.
Financial Analysis: Time devoted to the tasks performed.

Relations with Investors

Financial Risk

Financial Administration

Planning

Financial Analysis

Institutional Relations	Institutional Relations		Tasks performed and the time spent in each.

Administration and Control Each one of the sectors comprising the Department is weighted.	Accounting and Reporting		The records of accounting and revenues per company are weighted.
	Taxes		Salaries are weighted according to the position and tasks performed (per company and in equal shares)
	Budget and Global Management Control		Same percentage as Administration and Control Department
	SOX Regulation		Distribution of key control% per front / company (scope matrixes on 2012 base + parking space process to be included in 2013)
	Shared Services Center (CSC) (The percentages of all the sectors reporting to the CSC are weighted according to projected salaries of the sector in question over CSC total salaries).	Expenses Administration	Number of Expense Transactions performed by each Company + Direct Allocation of Resources
		Revenues Administration	Number of Revenue Transactions performed by each Company + Direct Allocation of Resources

		Customer Administration	Direct Allocation of Resources

		Collections Administration	Direct Allocation of Resources

		Treasury Administration	Number of Treasury Transactions performed by each Company.

		Own Account Administration	Number of Transactions performed by each Company.

		Technology	Weighting of time spent in each task (related to the services).

		IT Services	Number of CASTI incidents processed for each Company.

		Master Data	According to the time devoted to each company during the previous semester.

		Maintenance Systems	Hours devoted to each task.

		Project Systems	Hours devoted to each task.

		Commercial Transactions	Hours devoted to each task.

		IT Security	Weighting of time spent in each task.

		Process Quality	Weighting of time spent in each task.

		CSC Human Resources	50% weighting of% of CSC sectors; 50% weighting of Corporate sectors.

		Errand Running Service	Number of errands run.

Real Estate Business Management (each of the Departments comprising the Area are weighted. It does not render services to Cresud)	Real Estate IT Services		70% IRSAPC, 30% to be distributed IRSAPC and IRSA based on supervised projects.
	Real Estate Business Analysis		Hours devoted to reviewed projects as applicable to IRSA PC or IRSA.
	Real Estate Credit Risk		Hours worked for each company.

	Real Estate Legal Affairs		Weighting of hours and salaries.

	Real Estate Budget and Management Control		Actual revenues per company.

Real Estate Business Board of Directors to be Distributed	Real Estate Business Board of Directors to be Distributed		Proportional between IRSA and IRSAPC. Excludes Cresud.

Real Estate Business HHRR	Real Estate Business HHRR		Based on payroll.

Insurance	Insurance		Based on the amount of premiums under the annual insurance program.

Safety	Safety		Per hour

Contracts	Contracts		Number of contracts executed.

Technical, Infrastructure and Services, Architecture and Design, and Development and Works Department An average is obtained from the Departments reporting to it

Technical, Infrastructure and Services
(IRSAPC — IRSA: Weighted average from the Departments reporting to it less the percentage allocated to CRESUD. CRESUD: a percentage is calculated based on the hours spent in the tasks performed/planned)

		Planning and Control	Weighted average of the areas under the supervision of the TIS Department of IRSA and IRSAPC, excluding CRESUD.
		Logistics	Weighted between directly assigned personnel and centralized personnel distributed per square meter of the real property (IRSA and IRSAPC) and time spent in tasks (CRESUD).

		Distributed Operations	Square meters of real property held, operated and to which maintenance services are provided (IRSA and IRSAPC) and time spent in tasks (CRESUD).

		Architecture	IRSA/IRSAPC: Personnel distributed per surface area and number of stores.

		Third parties’ services	Distribution of resource allocation.

		Traveling Personnel	Maintenance hours (IRSA and IRSAPC) and time spent in tasks (CRESUD).

		Engineering and Maintenance	Square meters of real property held, to which maintenance, engineering and other services are provided (IRSA and IRSAPC) and time spent in tasks (CRESUD).
	Development and Works		Tasks performed and time spent in each.
	Architecture and Design		Completed projects.

Purchases and Hirings	Purchases and Hirings		Weighted volume and amounts of purchase orders.

Environment and Quality	Environment and Quality

The distribution of corporate costs of the Environment, Farming Quality and Standardization area will be made according to the hours devoted to each global topic by person and company during the period.

Real Estate	Real Estate		Salaries are weighted according to the position and tasks performed (per companies and in equal shares).

	Governmental Affairs	Weighting of allocated projects.

Hotels	Hotels	100% IRSA.

Internal Audit	Internal Audit	Times estimated/forecast in the annual plan.

Fraud Prevention	Fraud Prevention	Proportional among the three companies

Board of Directors to be Distributed	Board of Directors to be Distributed	Proportional among the three companies

Audit Committee	Audit Committee	Weighting of tasks performed.

General Management Department to be Distributed	General Management Department to be Distributed	Proportional among the three companies

Board of Directors’ Safety	Board of Directors’ Safety	Proportional among the three companies

THIS DOCUMENT IS A TRUE AND ACCURATE TRANSLATION into English of the document in Spanish I have had before me in Buenos Aires, on this 20th day of October, 2015.

[For authentication purposes only:]

ES TRADUCCIÓN FIEL al inglés del documento adjunto redactado en idioma castellano que he tenido ante mí y al cual me remito en Buenos Aires, a los 20 días de octubre de 2015.